Exhibit 10.149

AMD_00207957.0

THIS AMENDMENT (this “Amendment”) dated as of November 30, 2016 (the “Amendment Effective Date”) is made to the Schedules (as defined below) by and between MSCI Inc. (“MSCI”) and BlackRock Fund Advisors (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in each applicable Schedule, as the case may be.

WHEREAS, MSCI and Licensee entered into (i) the Index License Agreement for Funds (internal MSCI reference number: IXF_00040) dated as of March 18, 2000 (the “Agreement”) and (ii) the Schedules or Amendments identified in Attachment 1 hereto (each, a “Schedule” and, collectively, the “Schedules”);

WHEREAS, pursuant to the Schedules, Licensee is authorized to use certain Indexes as the basis of certain Funds, which Indexes and Funds are identified as the “original Index” and the “original Fund name” in Attachment 1 hereto; and

WHEREAS, MSCI and Licensee wish to change the “original Index” and the “original Fund name”.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, each of MSCI and Licensee hereby agree to amend the Schedules as follows:

1.

Commencing on the Amendment Effective Date, each of the Schedules is hereby amended so that the “original Index” set forth in Attachment 1 hereto shall be deleted and replaced with the “revised Index” set forth in Attachment 1 hereto.

2.

Commencing on the Amendment Effective Date, each of the Schedules is hereby amended so that the “original Fund name” set forth in Attachment 1 hereto shall be deleted and replaced with the “revised Fund name” set forth in Attachment 1 hereto.

3.

This Amendment amends and operates in conjunction with each applicable Schedule.  This Amendment, each applicable Schedule and the Agreement constitute the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersede in full all prior proposals and understandings, oral or written, relating to such subject matter.  To the extent that the terms of this Amendment conflict with the terms of any applicable Schedule or the Agreement, the terms of this Amendment shall control.

4.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.
5.

This Amendment may be executed in counterparts, which taken together, shall constitute one Amendment and each party hereto may execute this Amendment by signing such counterpart; provided that no party shall be bound hereby until the Amendment has been executed and delivered by all parties hereto.  A facsimile or PDF signature of either party to this Amendment shall be deemed an original signature of such party and shall manifest such party’s intention to be bound by this Amendment.

AMD_00207957.0

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date set forth above.

MSCI Inc.		BlackRock Fund Advisors
By	/s/ Alex Gil	By	/s/ Manish Mehta
Name	Alex Gil	Name	Manish Mehta
Title	Executive Director	Title	Managing Director

AMD_00207957.0

Attachment 1

Ticker	Schedule		original Index	revised Index
	internal MSCI ref. #	Date of Schedule
EWD	IXF_00040	March 18, 2000	MSCI Sweden Index	MSCI Sweden 25/50 Index
EWS	SCA_09790	February 15, 2010	MSCI Singapore Index	MSCI Singapore 25/50 Index
EWT	IXF_00040	March 18, 2000	MSCI Taiwan Index	MSCI Taiwan 25/50 Index

Ticker	Schedule		original Fund name	revised Fund name
	internal MSCI ref. #	Date of the Schedule
EWD	IXF_00040	March 18, 2000	iShares MSCI Sweden ETF	iShares MSCI Sweden Capped ETF
EWS	SCA_09790	February 15, 2010	iShares MSCI Singapore ETF	iShares MSCI Singapore Capped ETF
EWT	IXF_00040	March 18, 2000	iShares MSCI Taiwan ETF	iShares MSCI Taiwan Capped ETF

3